Exhibit 3.4

                           CERTIFICATE OF AMENDMENT OF
                               EAGLE SHIPPING LLC
                         UNDER SECTION 10 OF THE LIMITED
                              LIABILITY COMPANY ACT



          1.   The name of the Limited Liability Company is: Eagle Shipping LLC

          2. The Certificate of Formation of the Limited Liability Company was filed on the 26th day of January, 2005.

          3. Section 1 of Certificate of Formation of the Limited Liability Company is hereby amended to read as follows:

                  1. The name of the Limited Liability Company is: EAGLE
                     SHIPPING INTERNATIONAL (USA) LLC

          4. This Certificate of Amendment shall be effective upon filing with the Registrar of Corporations.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this day of March, 2005.


                                                   /s/ Derick W. Betts, Jr.
                                                  --------------------------
                                                  Derick W. Betts, Jr.
                                                  Authorized Person